Exhibit 99.1
TRICO MARINE ANNOUNCES EXCHANGE OF 6.5% CONVERTIBLE DEBENTURES AND NEW CONTRACT AWARD
THE WOODLANDS, Texas, May 11, 2009 — Trico Marine Services, Inc. (Nasdaq: TRMA) (the “Company” or “Trico”) today announced that the Company has entered into exchange agreements (the “Exchange Agreements”) with the existing holders of its 6.5% senior convertible debentures (the “6.5% Debentures”) party thereto as investors (the “Investors”).
In the exchange, existing holders of the 6.5% Debentures, issued in May 2008 in conjunction with the Company’s acquisitions of Deep Ocean and CTC Marine, will exchange an aggregate of $253 million in principal amount of the 6.5% Debentures (representing approximately 99.6% of the outstanding 6.5% Debentures) for, in the aggregate, $12.6 million in cash, 3,030,180 shares of the Company’s common stock (or warrants exercisable for $0.01 per share in lieu thereof) and $202 million in aggregate principal amount of the Company’s new 8.125% secured convertible debentures due 2013 (the “8.125% Debentures”).
The 8.125% Debentures will be secured by a second priority lien on substantially all of the collateral that is pledged to secure the lenders under the Company’s U.S. credit facility, and will be subject to quarterly principal amortizing payments beginning August 1, 2010. The Company will have the option to pay principal installments in common stock instead of cash.
The 8.125% Debentures will be convertible into common stock at any time at the option of the holder at a conversion price of $14 per share, subject to anti-dilution adjustments and adjustments in the event of certain fundamental change transactions. Under the new Debentures the so called “make-whole” provision is effectively deferred until May 2011. The Company will be entitled to redeem the 8.125% Debentures at par plus accrued interest on or after May 1, 2011, if the trading price of the common stock exceeds $18.90 per share for specified periods.
The effect of the transactions contemplated by the Exchange Agreements, which are scheduled to close this week subject to the satisfaction of certain closing conditions, will be to: a) reduce the principal face amount of the Company’s outstanding debt by approximately $50 million; b) eliminate the Company’s obligation to make certain interest make-whole interest payments in connection with early conversions of debentures until after May 1, 2011; c) maintain the existing level of cash interest payments, in the aggregate; and d) reduce the $40.42 conversion price of the 6.5% Debentures to the new conversion price under the 8.125% Debentures of $14 per share. The equity conversion price represents a 159% premium over the closing price of the Company’s common stock on May 8, 2009.
Joe Compofelice, Chairman and Chief Executive Officer of the Trico Marine Group, commented:
“Between the Exchange Agreements we are announcing today and our previously announced conversions of $25 million of the 6.5% Debentures coupled with sale of a North Sea vessel, we have reduced the principal face amount of our outstanding debt since the beginning of 2009 by approximately $90 million. By eliminating the Company’s obligation to make a make-whole interest payment upon early conversions of debentures until after May 1, 2011, we remove a significant contingent cash obligation from the Company’s short-term liquidity outlook.
“We have been focused on de-leveraging initiatives since the second half of 2008. Our confidential negotiations with several of the larger institutions that hold the 6.5% Debentures began in October 2008 and, we are pleased that over the subsequent months we were able to reach an agreement with virtually the entire group of holders. This combination of diligent effort on all sides plus the confidence the holders expressed in our subsea strategy enabled us to effect a very meaningful debt reduction transaction.”
Continuing, Mr. Compofelice emphasized, “De-levering, improving our liquidity position, executing on contracts and strengthening our balance sheet remain high priorities for the remainder of the year.”
Additional Debt Reduction Initiatives
As announced earlier in the week, the Company sold the Northern Gambler, a North Sea platform supply vessel, for $26.5 million in gross proceeds, using $15 million of the proceeds to reduce bank debt; the balance of the proceeds is being used to fund the cash portion of the exchange.
Prior to the exchange, since the issuance of the Existing 6.5% Debentures, the Company had reduced the outstanding principle amount of the existing 6.5% Debentures by $45 million for a combination of $13.2 million in cash related to the interest make-whole provision and 1.15 million shares of common stock based on the initial equity conversion price of $40.42 per share.
New Contract Award
The Company also announced a new contract award for power cable installation with an initial contract value of approximately $14 million. The work is schedule to begin in the summer of 2009 and should be completed by the end of the year. The work scope includes amount other things the installation of over 29 kilometers of power umbilical cable.
Conference Call Information
The Company will conduct a conference call at 4:30 p.m. ET on Monday, May 11 2009, to discuss the exchange with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 877-718-5098, access code 6155349, in the United States or 719-325-4815, access code 6155349, from outside the country. A telephonic replay of the conference call will be available until May 25, 2009, starting approximately 1 hour after the completion of the call, and can be accessed by dialing 888-203-1112 access code 6155349 (international calls should use 719-457-0820, access code 6155349).
Advisors
The financial advisor to the Company for the exchange transaction was Lazard, Freres & Co LLC.

About Trico Marine Group
The Trico Marine Group is an integrated provider of subsea, trenching and marine support vessels and services. Trico’s towing and supply division provides a broad range of marine support services to the oil and gas industry through use of its diversified fleet of vessels including the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment, and support for the construction, installation, repair and maintenance of offshore facilities. Trico’s subsea services and trenching/installation divisions control a well equipped fleet of vessels and operate a fleet of modern ROVs and trenching and other subsea protection equipment. The Trico Marine Group is headquartered in The Woodlands, Texas and has a global presence with operations in the North Sea, West Africa, Mexico, Brazil and Southeast Asia as well as the Gulf of Mexico.
For more information about Trico Marine Services, Inc. visit us on the web at www.tricomarine.com.
Certain statements in this press release that are not historical fact may be “forward looking statements.” Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for the Company’s future operations. Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks (known and unknown) and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. These risks, by way of example and not in limitation, include the Company’s objectives, business plans or strategies, and projected or anticipated benefits or other consequences of such plans or strategies; the Company’s ability to obtain adequate financing on a timely basis and on acceptable terms, including with respect to refinancing debt maturing in the next twelve months; the Company’s ability to continue to service, and to comply with our obligations under, our credit facilities and our other indebtedness; projections involving revenues, operating results or cash provided from operations, or the Company’s anticipated capital expenditures or other capital projects; overall demand for and pricing of the Company’s vessels; changes in the level of oil and natural gas exploration and development; the Company’s ability to successfully or timely complete its various vessel construction projects; the possible impairment of the Company’s investments related to the Deep Cygnus; further reductions in capital spending budgets by customers; further decline in oil and natural gas prices; projected or anticipated benefits from acquisitions; increases in operating costs; the inability to accurately predict vessel utilization levels and day rates; variations in global business and economic conditions; the results, timing, outcome or effect of pending or potential litigation and our intentions or expectations with respect thereto and the availability of insurance coverage in connection therewith; and the Company’s ability to repatriate cash from foreign operations if and when needed. A further description of risks and uncertainties relating to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company’s results of operations or financial condition, are included in the Company’s Securities and Exchange Commission filings. Trico undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

Important Information
While the Company does not believe that this communication constitutes solicitation material in respect of the Company’s solicitation of proxies in connection with its 2009 Annual Meeting of Stockholders, this communication may be deemed to be solicitation material. In connection with the solicitation of proxies, the Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and will file a definitive proxy statement and other relevant documents concerning the proposals to be presented at the 2009 Annual Meeting of Stockholders. The proxy statement contains important information about the Company and the 2009 Annual Meeting of Stockholders. When filed, the definitive proxy statement will be available free of charge at the SEC’s web site at www.sec.gov or by directing a request to Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380, Attn: Corporate Secretary, or calling (713) 780-9926. In addition, copies may be requested by contacting, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.
Certain Information Concerning Participants
Trico Marine Services, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2009 Annual Meeting. Detailed information concerning the names, affiliations and interests of individuals who may be considered participants in the solicitation of the Company’s stockholders under the rules of the SEC will be set forth in its proxy statement relating to its 2009 Annual Meeting of Stockholders.
CONTACT
Geoff Jones
VP & Chief Financial Officer
(713) 780-9926